Exhibit 99.1

RGS Energy Completes $1.8 Million Common Stock and Warrant Financing

DENVER, CO, January 4, 2018 – RGS Energy (NASDAQ: RGSE), the nation’s original solar company since 1978, has completed the previously announced $1.8 million offering of (i) 800,000 shares of Class A common stock, (ii) Prepaid Series P Warrants to purchase an aggregate of 800,000 shares of Class A common stock, and (iii) Series O Warrants to purchase an aggregate of 1,600,000 shares of Class A common stock. The investor paid $1.15 per share of Class A common stock and $1.14 per share of Class A common stock underlying Series P Warrants at closing, for aggregate gross proceeds of approximately $1.8 million.

The Series O Warrants are exercisable six months following issuance at an exercise price of $1.47 per share and for a period of five years thereafter. The Series P Warrants are exercisable immediately after issuance and for a period of five years thereafter at an exercise price of $1.15 per share, of which $1.14 per share was paid at the closing with $0.01 per share payable upon exercise of the Series P Warrants. The warrants will not be separately listed for trading. The terms of the transaction and the warrants are described in the Current Report on Form 8-K filed by RGS Energy on January 2, 2018.

After placement agent fees and other estimated offering expenses, the net offering proceeds to RGS Energy total approximately $1.5 million.

WestPark Capital, Inc. acted as the exclusive placement agent in the offering.

The shares of Class A common stock and the Series P Warrants were, and the shares of Class A common stock issuable upon exercise of the Series P Warrants will be, offered pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). The Series O Warrants were, and the shares of Class A common stock issuable upon exercise of the Series O Warrants will be, offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended. The prospectus supplement relating to the offering was filed with the SEC on January 2, 2018 and is available on www.sec.gov.

About RGS Energy

RGS Energy (Nasdaq: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company sells, designs, installs solar systems for residential homeowners, commercial businesses, non-profit organizations and government entities, and is also the exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

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For more information, visit RGSEnergy.com, RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the website referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Cautionary Statement Regarding Forward-Looking Statements

This press release by RGS Energy contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding RGS Energy’s future fund raising plans, business strategy and the anticipated use of proceeds of the offerings. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “expect,” “may,” “will” and similar expressions as they relate to RGS Energy are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement include: whether RGS Energy will receive any proceeds from the exercise of Series O Warrants or Series P Warrants. You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, and in the prospectus supplement related to the offering described above, each of which has been filed with the SEC, and which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by RGS Energy in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. RGS Energy does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media and Investor Relations Contact for RGS Energy:

Ron Both, Managing Partner

Capital Market Access, LLC (CMA)

Tel 1-949-432-7566

RGSE@cma.team

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